Exhibit 99.1

NASHVILLE, Tenn., Oct 29, 2004  — LP Receivables Corporation (LPRC), a subsidiary of Louisiana-Pacific Corporation (LP) (NYSE: LPX), announced today it has renewed a three-year, $100 million committed accounts receivable securitization facility with Blue Ridge Asset Funding Corporation, a subsidiary of Wachovia Bank, National Association effective Oct. 25, 2004.

“We are very pleased to have renewed this facility,” said Mark Tobin, treasurer. “It continues to be a part of our overall liquidity structure and provides access to cost-efficient funds.”

LP is a premier supplier of building products, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s Web site at www.lpcorp.com for additional information on the company.

FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters address in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those contemplated by these, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals, and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.